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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference of our firm under the caption "Experts" and to the use of our report dated December 11, 1996, in the Registration Statement (Form S-1) and related Prospectus of The Kinetics Group, Inc. for the registration of 4,255,000 shares of its common stock.

  Our audit also included the financial statement schedule of The Kinetics Group, Inc. listed in Item 16 of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                              Ernst & Young LLP

San Francisco, California
December 12, 1996

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The foregoing report is in the form that will be signed upon completion of stockholder approval of the three-for-four reverse stock split and amendment of the Certificate of Incorporation described in Note 6 to the consolidated financial statements.

San Francisco, California
December 12, 1996